PPM No:_____________

                         SANGUINE CORPORATION

                      PRIVATE PLACEMENT OFFERING
                               OF UNITS

Each Unit Consisting of
Two Shares of Common Stock and
One Redeemable Common Stock Purchase Warrant

                          SUPPLEMENT NO.  1
                         Dated August 1, 2000

     The Confidential Offering Memorandum of Sanguine Corporation dated May 18, 2000 is hereby amended and supplemented as follows:

1. The Escrow Agent and wire transfer information have been changed and are now as follows:
        Bank:            Chase NYC
        ABA#:            021 000 021
        For Credit to:   US Trust Co. of New York
        Account #:       920 1 073 195
        Account Name:    Laidlaw Global Securities-Sanguine Corp.
        Account #:       09085000
        Attn: Mike Grippa

        For those investors paying by check:
        Please make checks payable to: U.S. Trust Company of New York (print somewhere on check: "Laidlaw Global Securities-Sanguine Corp. Acct. #09085000."

     To date, the Company has received and placed $ 505,485 into escrow. These funds, previously held in the prior escrow account, have been transferred to this new escrow account.

2. The Company and Placement Agent have agreed to reduce the "minimum" offering amount from two million dollars ($2,000,000) to one million dollars ($1,000,000). As a result, the Use of Proceeds section of the Memorandum has also changed to reflect the reduction in the minimum offering amount and is now as follows:

                           USE OF PROCEEDS

     The Units are being offered on a "best efforts, all or none" basis as to the Minimum Offering of 2,000,000 Units ($1,000,000) and on a "best efforts" basis as to the remaining 8,000,000 Units ($4,000,000). If the Minimum Offering is consummated, the Company will receive net proceeds of approximately $ 850,000. If the Maximum Offering is consummated, the Company will receive net proceeds of approximately $4,450,000.

                          Minimum Percentage of Maximum  Percentage of
                         Offering Net Proceeds  Offering Net Proceeds
Research and
Development, FDA
Animal Trials          $  722,500        85%   $3,130,000    70.3%
Marketing and
Promotion                     -0-         0%       50,000     1.2%
Website Development           -0-         0%       50,000     1.2%
Working Capital (1)       127,500        15%    1,220,000    27.3%

Total                  $  850,000       100%   $4,450,000     100%
________________________
(1) Working capital includes payment of salaries for officers of the Company, costs of possible joint ventures and/or strategic alliances, certain outstanding debt, the costs of its anticipated Registration Statement filing (see "Summary - Registration Rights") and other costs incurred in furtherance of the Company's business objectives, including but not limited to marketing, at the Company's sole discretion. The Company may also use approximately $92,000 to repay a short-term loan obtained for working capital in the event the loan is not converted to Common Stock (See "Recent Developments").

     Once subscriptions for the Minimum Offering are received and accepted by the Company, a closing will be held and the proceeds thereof will be made available for use by the Company immediately. If the Minimum Offering is not raised, all subscriptions will be returned without interest or deduction. Receipt of an insufficient number of subscriptions by the Company may impact on the Company's business plan. Management will have broad discretion in the application of the proceeds of the Offering. It is currently anticipated, however, that the Company will use the net proceeds of the Offering for operating expenses, including web site development and equipment costs, marketing costs, research and development, FDA animal trials and obligations already incurred to third party contractors and consultants.

     To the extent that the net proceeds of the Offering are not utilized immediately, they will be held in deposit form, or invested in short-term certificates of deposit, interest bearing deposits, short-term obligations of the United States of America or prime commercial paper.

                            ACKNOWLEDGMENT

     The undersigned hereby acknowledges receipt of Supplement No. 1 dated August 1, 2000 to the Offering Memorandum and confirm my subscription.

Dated:____________, 2000


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